Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Village Bank and Trust Financial Corp.

Midlothian, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2014, relating to the consolidated financial statements of Village Bank and Trust Financial Corp., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP
Richmond, Virginia

November 12, 2014